Exhibit 10.10

REASSIGNMENT AND ASSUMPTION

OF

PURCHASE AND SALE AGREEMENT

(Coalinga)

This Reassignment and Assumption of Purchase and Sale Agreement (the “Reassignment”) is hereby made and effective as of  June 8, 2005 by and between Castle Arch Real Estate Investment Company, LLC, a California limited liability company (“Castle Arch”) and Brett Baillio, an individual (“Baillio”) with reference to the following facts and circumstances:

R E C I T A L S:

A.

On or about January 27, 2005, the parties entered into that certain Assignment and Assumption of Purchase and Sale Agreement (the “Assignment”) by which Baillio transferred and assigned to Castle Arch all of Baillio’s right title and interest in and to that certain purchase and Sale Agreement, dated as of September 2, 2004, between Baillio, as buyer, and Chevron, U.S.A., Inc., as seller, (the “Chevron Agreement”), pursuant to which Baillio had agreed to purchase the surface estate of certain real property  located in the County of Fresno, State of California, consisting of approximately 158.53 acres, as more particularly described in Exhibit “A” to the Chevron Agreement  (the “Property”).  A copy of the assignment is attached hereto as Exhibit “A”.  In return for such Assignment, Castle Arch, among other things, reimbursed Baillio in connection with various expenses incurred and agreed to make additional payments in the event certain conditions occurred in the future.

B.

Subsequent to the Assignment, Castle Arch has been engaged in various phases of due diligence, as well as other related activities, and has incurred out-of0pocket expenses, including payment of escrow deposits, in connection therewith.

C.

At Baillio’s solicitation, and pursuant to the Assignment, Castle Arch has agreed to transfer and reassign to Baillio all of the Castle Arch’s right, title, and interest in and to the Chevron Agreement on the terms and conditions set forth below:

AGREEMENT:

In consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

Section 1.

Reassignment of Chevron Agreement:

Castle Arch hereby transfers and assigns to Baillio all of Castle Arch’s right , title, and interest, as buyer, under the Chevron Agreement.

Section 2.

Consideration of Reassignment:

Baillio shall pay to Castle Arch the sum of $4,750,000 no later than December 31, 2005 in addition to any deposits paid by Castle Arch which are to be applied to the Purchase Price of the Property.

Section 3.

Warranties by Castle Arch:

   Castle Arch represents and warranties to Baillio that it: (i) has not assigned, or purported to assign, or transfer, its rights in or to the Chevron Agreement; (ii) the Chevron Agreement has not been amended, modified, pledged, assigned, hypothecated, or any rights therein disposed of; and (iii) to the best of its knowledge the Chevron Agreement remains in full force and effect.

Section 4.

Warranties by Baillio:

Baillio represents and warranties to Castle Arch that (i) Baillio has the wherewithal to perform the buyer’s obligations as set forth in the Chevron Agreement  and shall do so strictly in accordance with said agreement and (ii) Baillio has not entered into this Reassignment in reliance upon any representation or warranty not specifically set forth herein.

Section 5.

Indemnification:

Baillio hereby agrees to indemnify, defend and hold Castle Arch, including its agents, employees, officers, directors and independent contractors, harmless from and against any and all liabilities, damages, losses, demands,  claims, costs, expenses (including reasonable attorney’s fees) which Castle Arch may suffer or incur arising out of, in connection with, or resulting from any breach, or purported breach, of the Chevron Agreement by Baillio or his agents, partners, affiliate business entities, employees, or assigns, or any breach of any warranty described above in Section 4.

Section 6.

Attorney’s Fees:

If any legal action or proceeding of any kind is commenced to enforce or interpret this reassignment, the prevailing party shall be entitled to recover all of such party’s reasonable attorney’s fees and costs of suit.

Section 7.

No Broker:

The parties each represent and warrant to one another that they have not dealt worth any real estate broker in connection with this Reassignment and that no commission or finder’s fee shall become due in connection herewith.

Section 8.

No Partnership:

The reassignment shall not constitute an agreement of partnership or joint venture and does not authorize either party to act as the agent or representative of the other for any purpose.

Section 9.

Further Documents:

   Baillio hereby agrees to promptly execute such other and further documents, or take such other action, as Castle Arch may from time-to-time request in order to carry the purpose and intent of this Reassignment and Baillio shall at all times cooperate with Castle Arch’s exercise of any rights under this Reassignment, including, if Castle Arch so requests, instrument necessary to record a memorandum of this Reassignment subsequent to closing of the Chevron Agreement.

Section 10.

Successors and Assigns:  This Reassignment shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest, and assigns.

Section 11.

Governing Law and Venue:

   This Reassignment shall be governed under the laws of the State of California.  In the event of any dispute between the parties hereto which in any way pertains to this Reassignment the Chevron Agreement, such dispute shall be resolved before any court of competent jurisdiction located in the County of Los Angeles, State of California

Section 12.

Entire Agreement:

This Reassignment sets forth the entire agreement between the parties concerning their respective rights in and to the Chevron Agreement, and no other purported agreement, oral or written, in respect thereto may be relied upon by either party to avoid performance in accordance with the terms hereof.

This Reassignment may only be modified by an instrument in writing signed by all parties.

In Witness Whereof, the parties have executed this Reassignment as of the date first above written.

CASTLE ARCH REAL ESTATE

DEVELOPMENT COMPANY, LLC

/s/ Robert D. Geringer

/s/ Brett Baillio

____________________________

___________________________

By: Robert D. Geringer, President

Brett Baillio, individually

3